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AT JOHNSON OUTDOORS:		AT FINANCIAL RELATIONS BOARD:
Paul A. Lehmann VP and Chief Financial Officer (262) 631-6600	Cynthia Georgeson Media Contact (262) 631-6600	Leslie Loyet General Inquiries (312) 640-6672

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 29, 2003

Johnson Outdoors Nabs $42.9 Million Military Tent Order
Urgent Need MGPTS In Production At Binghamton, New York Operation

RACINE, WISCONSIN, December 29, 2003…Johnson Outdoors Inc. (JOUT: Nasdaq), maker of Eureka!® tents, has been awarded a $42.9 million urgent need military tent order. The government order calls for delivery of 6,500 modular general purpose tent systems (MGPTS) over the next 15 months. Urgent need orders are awarded based on a supplier’s proven capability to ensure quality and quantity at an accelerated pace.

“Innovation, quality and outstanding customer service are central to ensuring the success and sustainability of our company,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer, Johnson Outdoors. “Our military tent business continues to deliver strong results against each of these strategic growth imperatives. We are pleased the government chose to place their order with us.”

“Eureka! has been to the top of Mt. Everest, and is now everywhere U.S. troops are deployed around the world,” added Jerry Perkins, Chief Operating Officer for Johnson Outdoors. “It is very rewarding that after having worked alongside the U.S. military in designing and developing the MGPTS, we have earned the reputation for delivering what the military needs, when they need it the most.”

The MGPTS was first used by U.S. troops in 1999, and is recognized as providing far superior all-weather protection over its general purpose tent predecessor. This is the second time in less than six months that Johnson Outdoors has been tapped to fill an urgent need military tent requirement.

The Company’s Outdoor Equipment business, headquartered in Binghamton, New York, is now in production against MGPTS orders. Johnson Outdoors’ combined combat, cold weather and MGPTS orders will exceed 100,000 units, in just four years, upon completion of this latest order.

In 2003, Johnson Outdoors’ military sales topped $40 million, driven by a significant increase in demand caused by the War in Iraq. With the addition of this major order, the Company’s military sales for 2004 are expected to exceed 2003 record levels. Johnson Outdoors continues to pursue other military contracts, and anticipates decisions on these over the next few months.

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About Johnson Outdoors Inc.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Motors, Diving and Outdoor Equipment. Johnson Outdoors’ familiar brands include, among others: Old Town® canoes and kayaks; Ocean(tm), Necky(tm) and Dimension® kayaks; Minn Kota® motors; ScubaPro® and SnorkelPro; Uwatec®; and, Eureka® tents. The company has more than 25 locations around the world, employs 1,400 people and reported annual sales of $315.5 million in 2003.

Visit Johnson Outdoors online at www.JohnsonOutdoors.com.

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectations relating to future sales to the military. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include future demand for tents by the military and the Company’s ability to successfully compete for future military contracts. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.